UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 10, 2012

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150
Omaha, Nebraska 68137
(Address of principal executive offices) (Zip Code)

(402) 551-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On December 10, 2012, Western Capital Resources, Inc. (the “Company”) entered into a Preferred Stock Conversion Agreement with WCR, LLC, a Delaware limited liability company, and Richard E. Miller, a director of the Company. WCR, LLC and Richard E. Miller are the holders of all of the Company’s 10,000,000 shares of issued and outstanding Series A Convertible Preferred Stock. Pursuant to the Preferred Stock Conversion Agreement, the preferred shareholders converted all of their respective preferred shares into 10,000,000 shares of common stock at the conversion rate set forth in the Certificate Designation for the Series A Convertible Preferred Stock (i.e., a one-for-one share basis). In consideration of the preferred shareholders’ conversion of their preferred shares, the Company paid all of the dividends accrued but unpaid on account of the Series A Convertible Preferred Stock through the date of conversion (i.e., December 10, 2012). The total amount of accrued but unpaid dividends on the Series A Convertible Preferred Stock at December 10, 2012 was $6,055,163. In this regard, the Company delivered to the preferred shareholders cash in the amount of $5,650,000 and demand promissory notes in the aggregate principal amount of $405,163. The demand promissory notes accrue no interest and will be due and payable, if no earlier payment demand is made, on April 30, 2013.

Also on December 10, 2012, the Company entered into an Amended and Restated Promissory Note with River City Equity, Inc., a Nebraska corporation, in the principal amount of $3,000,000. The Amended and Restated Promissory Note replaces and supersedes an earlier Promissory Note of the Company, dated as of October 18, 2011, in favor of River City Equity and in the principal amount of $2,000,000. In connection with the Amended and Restated Promissory Note, the Company received additional loan proceeds of $1,200,000 to ensure that it has capital sufficient to meet customer demand for payday and installment loans. Under the Amended and Restated Promissory Note, interest accrues on the principal amount at the per annum rate of 12%, with one balloon payment of principal and accrued interest due and payable on March 31, 2014. The Amended and Restated Promissory Note contains a prepayment penalty on the first $2,000,000 in prepaid principal. Any such prepayment penalty will be 2% of principal if made on or prior to September 30, 2013, or 1% of principal if made thereafter. As with the prior Promissory Note dated October 18, 2011, all obligations of the Company under the Amended and Restated Promissory Note are secured pursuant to a Security Agreement dated as of October 18, 2011. In connection with the Amended and Restated Promissory Note, the Company and River City entered into an Amendment to Security Agreement on December 10, 2012 in order to account for the earlier satisfaction of all obligations owing to a senior secured lender, and to clarify the scope of property serving as collateral under the Security Agreement.

Item 2.03      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures set forth in Item 1.01 pertaining to the Company’s delivery to its former preferred shareholders of demand promissory notes, and its entry into an Amended and Restated Term Promissory Note with River City Equity, Inc., are incorporated herein by this reference.

Item 3.02      Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 pertaining to the conversion by WCR, LLC and Richard E. Miller of all of their 10,000,000 shares of Series A Convertible Preferred Stock into 10,000,000 shares of common stock are incorporated herein by this reference. The issuance of the common shares upon conversion was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D under that Act, as well as Sections 4(2) and 4(5) of that Act, by virtue of the fact that each recipient of shares was an “accredited investor” as defined in Rule 501(a) of Regulation D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.:
(Registrant)

Date: December 14, 2012	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer